UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2015

EQUINIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(IRS Employer Identification No.)

One Lagoon Drive, 4th Floor Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 20, 2015, Equinix, Inc. (“Equinix”) issued a press release announcing that it has received the favorable private letter ruling (“PLR”) it had requested from the U.S. Internal Revenue Service (“IRS”) in connection with Equinix’s conversion to a real estate investment trust (“REIT”) for federal income tax purposes effective for its taxable year commencing January 1, 2015 (the “Conversion”). Equinix submitted the PLR request in the fourth quarter of 2012. In the PLR, the IRS addressed and favorably ruled on Equinix’s assets and revenue model (including data center assets as qualified REIT assets and interconnection revenues as qualified REIT revenues), its particular items of federal taxable income from global operations, and its transition plans from a C-corporation to a REIT (including proposed distributions to stockholders). The PLR supports Equinix’s positions with respect to numerous technical tax issues in connection with the Conversion. The press release is furnished herewith as Exhibit 99.1.

In connection with the Conversion, Equinix also expects to receive an opinion from Sullivan & Worcester LLP that Equinix has been and will continue to be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) and that Equinix’s current and anticipated investments and plan of operation have enabled it to meet since January 1, 2015, and will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Code. An opinion of tax counsel is not binding on either the IRS or a court, either of which could take a position different from that expressed by tax counsel.

Principal advisors to Equinix in connection with the Conversion are Sullivan & Worcester LLP, J.P. Morgan Securities LLC and Deloitte & Touche LLP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although Equinix believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations. For example, this Current Report states that Equinix expects to receive an opinion from Sullivan & Worcester LLP, counsel to Equinix on matters related to the Conversion. In fact, any opinion expressed by tax counsel will not be binding on either the IRS or a court, either of which in the future could take a position different from that expressed by tax counsel.

Equinix’s forward-looking statements should not be relied upon except as statements of Equinix’s present intentions and of Equinix’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, Equinix undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures Equinix has made in this Current Report, as well as Equinix’s other filings with the Securities and Exchange Commission (the “SEC”). In particular, see Equinix’s Quarterly Report on Form 10-Q, filed with the SEC on May 1, 2015, and Equinix’s Annual Report on Form 10-K, filed with the SEC on March 2, 2015, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Equinix hereby furnishes the following exhibit described above in Item 8.01:

99.1	Press Release of Equinix, Inc., dated May 20, 2015 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: May 20, 2015